Exhibit 10.11
Santa Fe, October 26th, 2017

Messrs.
BAF Latam Trade Finance Fund B.V.
De Boelelaan 7, 1083HJ, Amsterdam,
The Netherlands

Dear Sirs,

BIOCERES INC. (“BORROWER”) and BIOCERES INC. (“SURETY”) is pleased to extend to BAF Latam Trade Finance Fund B.V. (“LENDER”) an offer of First Amendment for a Credit Facilty Agreement, pursuant to the terms and conditions attached hereto as Attachment 1 (the “Offering Letter”).

This Offer is unconditional and irrevocably for the BORROWER and SURETY and may only be accepted upon its terms and conditions by the LENDER in accordance with the terms hereof.

Any qualification of acceptance of this Offer by the LENDER shall be deemed to materially alter the terms and conditions hereof and shall not be binding upon the BORROWER unless expressly agreed to in writing by a duly authorized representative of the BORROWER and SURETY.

If the LENDER sends to the BORROWER and SURETY the document attached hereto as Attachment 2 (“Acceptance of the Offer”), duly executed, this Offer, together with its Attachment 1 shall be valid and applicable as of its receipt by LENDER. To the effects of Attachment 1, the date of Attachment 1 shall be the date of acceptance of this Offer

Very truly yours,

/s/ Federico Trucco
For: BIOCERES INC.
Name: Federico Trucco
Role: Authorized Signatory

/s/ Federico Trucco
For: BIOCERES S.A.
Name: Federico Trucco
Role: Authorized Signatory

Attachment 1
FIRST AMENDMENT TO THE CREDIT FACILITY AGREEMENT

By and between:

BIOCERES INC., represented herein by Federico Trucco, as President, with domicile at 1209 Orange St., Wilmington, New Castle, Delaware 19801, USA (hereinafter referred to as the "BORROWER”),

BIOCERES S.A., represented herein by Marcelo Carrique, as President, with domicile at , Ocampo 210bis, Rosario, Santa Fe,  República Argentina, (hereinafter referred to as the “SURETY or SURETY BIOCERES”); and

BAF Latam Trade Finance Fund B.V., represented herein by the signatories indicated below in the Acceptance of the Offer, domiciled at De Boelelaan 7, 1083HJ, Amsterdam, The Netherlands, (hereinafter referred to as the “LENDER”).

The term “SURETY” and “SURETIES” may be used without distinction, and shall have the same meaning throughout this Master Agreement.

The BORROWER and SURETY are jointly referred to as “DEBTORS”;

The BORROWER, the SURETIES and the LENDER are jointly referred to as the “Parties”.

RECITALS:

I.
On October 14th 2016, the Parties executed an Offer for a Credit Facility Agreement (the “Master Agreement”) attached hereto as Annex A, and whose definitions, terms and conditions shall remain in force and effect and are applicable hereto and deemed reproduced herein to the extent that they are not expressly modified by this First Amendment;

II.
The BORROWER acknowledges and represents that the amount of the Credit Facility Due amounts to United States Dollars TWENTY MILLION EIGHT HUNDRED AND FIFTY THOUSAND with 00/100  (USD USD 20,850,000.00) without prejudice to the applicable interests until full payment;

III.	The BORROWER requested to the LENDER an extension of the Availability Term and the Final Due Date II of the Master Agreement.

IV.
In view of the request of the BORROWER, the LENDER is willing to extend the Availability Term and modify the Final Due Date II, as long as the other Guaranties granted in connection with the Master Agreement which shall remain fully in effect and enforceable.

By virtue of the aforesaid whereas clauses, the Parties agree to execute this first amendment to the Master Agreement (the “First Amendment”), pursuant to the terms and conditions included in the following clauses:

ONE: Amendments to the Master Agreement

1.1	Modify hereby the definition of “Due Dates” and of “Availability Term” under Section ONE of the Master Agreement, which remain as follows:

“Due Dates” means the due dates for payment of the Sums Due indicated on each of the Disbursement Requests. Sums Due shall always become payable within 360 (three hundred and sixty) consecutive days from the date on which the disbursement was made and shall not be due after October 26th, 2018 (the “Final Due Date II”).

“Availability Term” is the term fixed exclusively to the benefit of LENDER, as from the date of the Master Agreement until October 31st 2017, during which period LENDER undertakes to make the Credit Facility available to BORROWER.

1.2	Incorporate hereby the definition of “Final Due Date” under Section ONE of the Master Agreement, which shall read as follows:

“Final Due Date” shall mean the date October 26th,2017

1.3	Modify hereby the Section 6.6 of the Master Agreement, which remain as follows:

6.6 The Parties hereby agree that BORROWER and SURETY BIOCERES may, at LENDERS sole discretion, transfer the ownership of the Preferred Shares and the Common Share pledged pursuant the PREFERRED and COMMON Shares’ Pledges, in favor of the LENDER or whom the LENDER shall appoint, if at the Final Due Date II, the Sums Due were not canceled by the Borrower. The transfer of the Preferred Shares and the Common Shares in favor of the LENDER, shall be offset with the amounts owed by the DEBTORS under this Master Agreement and such offsetting will result in the extinguishment of the obligations of the DEBTORS under the Master Agreement in the proportion of the value of the Preferred Stocks and Common Stocks under the Share’s Pledge. Such extinguishment shall be considered a partial or total advance prepayment of the Sums Due pursuant to Section 4.2. remaining pending the outstanding obligations of the DEBTORS for the outstanding balances as a result of such compensation, if any.

SECOND: GENERAL TERMS

2.1	This amendment does not imply or may be construed in any manner as a novation of the obligations assumed by the Parties under the Master Agreement.

2.2
With the exception of those terms expressly modified by this First Amendment, all the rest of the terms, definitions, conditions and clauses of the Master Agreement shall remain unchanged and shall continue to be in full force and effect.

To the purposes set forth in this First Amendment, the Spanish version shall prevail over the English version.

Acceptance of the Offer
BIOCERES S.A.
Address:

Bioceres Inc.
Address:

Ladies and Gentlemen:

The undersigned, BAF Latam Trade Finance Fund B.V., hereby accepts your proposal of First Amendment to the Credit Facility Agreement whereby BIOCERES S.A. is the borrower and BIOCERES INC. is the surety, dated on October 26, 2017.

Sincerely yours,

/s/ BAF Latam Trade Finance Fund B.V.
BAF Latam Trade Finance Fund B.V.
As Lender